UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2015

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane, Suite 186 Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

(612) 296-7305

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 1, 2015, the Board of Directors of PetVivo Holdings, Inc., a Nevada corporation (the “Company”) appointed two new executive officers to serve in the following key executive positions with the Company until their successors shall be appointed and qualified:

Dr. David B. Masters	President & Chief Technology Officer (CTO)
Randall A. Meyer	Chief Operating Officer (COO)

Both Messrs. Masters and Meyer currently serve as members of the Board of Directors of the Company.

David B. Masters, Ph.D., has been the Chief Executive Officer of Gel-Del Technologies, Inc. a Minnesota corporation now being acquired by the Company (“Gel-Del”) since the founding of Gel-Del by him in 1999. Dr. Masters is an entrepreneur, inventor, biochemist, and biomaterials expert having reputable credentials from Rutgers, Harvard, University of Minnesota and Mayo Clinic. He has over 30 years extensive experience in biomaterials development and commercialization with more than twenty-five issued or pending patents.

Randall A. Meyer has been the Chief Operating Officer of Gel-Del for the past seven years. Mr. Meyer has over 25 years leadership experience in medical device development and commercialization with an emphasis on applying his management expertise as a CEO, COO and Board Director to promote the successful growth of early stage medical technology companies.

Also effective May 1, 2015, the Company entered into written employment agreements with Messrs. Masters and Meyer and its two current executive officers, John Lai and John F. Dolan. Except for Base Salaries to be paid to these four Executives as follows:

Annual Base Salary
John Lai	$72,000
Dr. David B. Masters	$195,000
John F. Dolan	$72,000
Randall A. Meyer	$195,000

the other material terms of their respective employment agreements are identical and are as follows:

(i) Scope of Employment. Each Executive must devote his full attention and time to the business and affairs of the Company unless other arrangements are approved by the Board of Directors.

(ii) Term. Each Executive is employed for an initial term of two years and following the initial term, the employment agreement automatically renews for successive one-year terms unless the parties cannot mutually agree to renewal terms, in which case the Executive will receive two-thirds of the severance amount payable if the Executive’s employment was terminated by the Company without cause.

(iii) Bonus and Other Benefits. The Executive shall be eligible to participate in any future executive or employee bonus plans established by the Company, as well as in any future health, pension, equity incentive or other employee benefit plans adopted by the Company. Until the Company establishes corporate health, dental and disability plans, the Executive shall be paid an amount equal to 10% of his Base Salary for the purchase of such benefits. Each Executive also shall be entitled each calendar year to 20 days of paid-time-off for vacation and sick leave; provided, however, that Dr. Masters shall be entitled to 25 such paid-time-off days. Each Executive also shall receive a credit card expense account for business expenses not to exceed $1,000 per calendar quarter.

(iv) Termination. The Company shall have the right to immediately terminate the Executive’s employment “for cause” and without severance payments upon the occurrence of any of the following event:

a) The Executive intentionally commits a material breach or violation of the employment agreement which is not cured in 30 days;

b) The Executive shall fail to substantially perform his duties with the Company for more than 30 days;

c) The Executive is convicted of a crime involving dishonest conduct or relating to duties with the Company;

d) The Executive violates or refuses to obey lawful and reasonable instructions of the Board of Directors; or

e) The Executive shall become disabled or die during the term of the Employment Agreement.

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The Company also shall have the right to terminate the employment of the Executive for any reason upon 30 days notice to the Executive, in which case the Executive shall be entitled to the following severance payment.

The Executive may terminate his employment for “Good Reason” for one or more of the following reasons:

a) An adverse change in the Executive’s status or position with the Company;

b) A reduction in the Executive’s Base Salary;

c) The Executive required to be based anywhere other than the Minneapolis/St. Paul metropolitan area;

d) Any successor to the Company failing to consent to the Executive’s Employment Agreement terms;

e) Any material breach by the Company of the Employment Agreement not remedied in a reasonable period; or

f) A change of control of the Company.

(v) Severance Payment. If the Executive terminates his employment for Good Reason or the Company terminates his employment other than for Good Cause, the Executive shall be entitled to a severance payment of eighteen (18) months salary, payable in a single lump sum within thirty days after the date of termination.

(vi) Return of Property. Upon termination of employment for any reason, whether voluntary or involuntary, the Executive shall promptly return all property, documents and confidential information belonging to or relating to the business of the Company in the possession or control of the Executive.

(vii) Confidential Information. During and subsequent to his employment with the Company, the Executive will not, without the prior written consent of the Company, use or disclose to any person, any Confidential Information of the Company other than in connection with his employment with the Company.

(viii) Non-Competition. During his employment with the Company and for one year following his termination of employment for any reason, the Executive will not, anywhere in the world, directly or indirectly engage in any commercial activity in competition with the Company, which activity involves the development, distribution, sales or marketing of manufactured matrix materials containing proteins for medical application. The Executive also agrees that for a period of one year following the termination of his employment for any reason, he will not recruit or assist in the recruitment of any of the employees of the Company to leave the Company for employment by a business with which the Executive is associated or affiliated.

(ix) Inventions. During his employment with the Company and for one year following the Executive’s termination for any reason, all Inventions and Works of Authorship (as defined in the Agreement) related to the business of the Company which are made, created or written by the Executive alone or jointly with others shall be and remain the exclusive property of the Company.

(x) Other General Provisions. The Employment Agreements also contain other typical provisions including a requirement to arbitrate any claim or dispute arising out of the Executive’s employment with the Company, that the laws of the State of Minnesota shall provide the governing substantive law for the Employment Agreement, that the Employment Agreement is binding on and benefits any heirs, legal representatives, successors, or assigns of the parties, that the Employment Agreement constitutes the entire agreement of employment of the Executive and can only be amended or modified by written consent of both parties, and that the provisions of the Employment Agreement shall survive and continue in full force and effect after any termination of employment of the Executive.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: May 4, 2015	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer

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